SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 10/31/2007
FILE NUMBER 811-05426
SERIES NO.: 18


74U.  1 Number of shares outstanding (000's Omitted)
        Class A                                                       27,422
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                                                        1,911
        Class C                                                        7,192
        Class R                                                          607
        Institutional Class                                            9,943


74V.  1 Net asset value per share (to nearest cent)
        Class A                                                       $16.71
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                                                       $16.24
        Class C                                                       $16.22
        Class R                                                       $16.58
        Institutional Class                                           $17.00